UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

Protect Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Nevada	000-54001	27-1877179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4876, Cecile Avenue, Las Vegas, NV	89115
(Address of principal executive offices)	(Zip Code)

954-292-0033

(Registrant’s telephone number, including area code)

PROTECT PHARMACEUTICAL CORPORATION

95 Merrick Way, Third Floor, Coral Gables, Florida 33143

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 §240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement, and Item 1.02, Termination of A Material Definitive Agreement

As of 1/30/2019, the Shareholders and Board of Directors voted to

(i) Ratify all actions taken to date by Una Taylor, CEO and President;

(ii) Re-elect Ms. Taylor as Chief Executive Officer, President, and Secretary, and Ms. Taylor and Mr. Wajed Salem as Members of the Board of Directors, until their successors may be named and qualified.

(iii) Affirm certain transactions previously entered into by the Company and disaffirm certain transactions which may have been announced and reported but were never made final and legally binding on same.

A copy of the Shareholder’s Action Without Meeting, signed by Ms. Taylor as owner of 93% of all voting rights, sufficient to act without meeting as noted under the Company’s Bylaws and Nevada law, and a copy of the Board of Directors resolution, also sufficient for action without a meeting under the Company’s Bylaws and Nevada law, is attached to and made a part of this disclosure.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Ex 1	Board Action Without Meeting of January 30, 2018
Ex 2	Board Action Without Meeting of January 30, 2019, Protect Pharmaceuticals Corporation
Ex 3	Board Ratification

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2019

Protect Pharmaceutical Corporation.

By:	/s/ Una Taylor
Name:	Una Taylor
Title:	Chief Executive Officer

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